EXHIBIT 99.1

BioCryst Appoints Steve Aselage to Board of Directors

RESEARCH TRIANGLE PARK, N.C., Jan. 04, 2019 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq:BCRX) today announced that the company has appointed Steve Aselage to its board of directors.

Mr. Aselage most recently served as chief executive officer of Retrophin Pharmaceuticals, a biopharmaceutical company specializing in identifying, developing and delivering life-changing therapies to people living with rare disease, which he joined in 2012.

He has more than 40 years of experience in the biopharmaceutical industry, including substantial rare disease, commercial and business development experience. From 2005 to 2012, Mr. Aselage served as executive vice president and chief business officer of BioMarin.

Prior to BioMarin, Mr. Aselage held positions of increasing responsibility at a number of companies, including Bristol Laboratories, Genentech and Sangstat. He currently continues to serve on the board of Retrophin, as chairman of Acer Therapeutics and on the advisory council of the University of Notre Dame Department of Science.

“The success of BioCryst in discovering and developing unique oral compounds for rare diseases has positioned the company with a potentially first-in-class oral medicine approaching commercialization for hereditary angioedema, with several additional and exciting compounds for other rare diseases emerging from the pipeline. I am excited to join BioCryst at such a dynamic time,” Mr. Aselage said.

He replaces Fred Cohen, who has served on the BioCryst board of directors since 2013.

“Steve has a track record of adding exceptional value to rare disease companies with his deep commercial experience and his passion for helping patients with rare diseases and we are thrilled he has chosen to add this expertise to the BioCryst board of directors,” said Robert Ingram, chairman of BioCryst.

“The board would like to express its gratitude and appreciation to Fred for his contributions to the significant progress of the company over many years,” Ingram added.

Mr. Aselage holds a Bachelor of Science in biology from the University of Notre Dame.

About BioCryst Pharmaceuticals

BioCryst Pharmaceuticals discovers novel, oral small-molecule medicines that treat rare diseases in which significant unmet medical needs exist and an enzyme plays a key role in the biological pathway of the disease. BioCryst has several ongoing development programs including BCX7353, an oral treatment for hereditary angioedema, galidesivir, a potential treatment for Marburg virus disease and Yellow Fever, and a preclinical program to develop oral ALK-2 inhibitors for the treatment of fibrodysplasia ossificans progressiva. RAPIVAB® (peramivir injection), a viral neuraminidase inhibitor for the treatment of influenza, is BioCryst's first approved product and has received regulatory approval in the U.S., Canada, Australia, Japan, Taiwan, Korea and the European Union. Post-marketing commitments for RAPIVAB are ongoing. For more information, please visit the Company's website at www.BioCryst.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that ongoing and future preclinical and clinical development of HAE second generation drug candidates (including ZENITH-1, APeX-2, APeX-S and APeX-J) may not have positive results, may be more expensive or may not move as quickly as planned; that the FDA, EMA or other applicable regulatory agency may not provide regulatory clearances which may result in delay of planned clinical trials or failure to achieve market approval for product candidates. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

BCRXW

Contact:
John Bluth
+1 919 859 7910
jbluth@biocryst.com